IQSTD - IQSTEL Reports Strong Preliminary Q1 2025 Results: Revenue Growth, Margin Expansion, and Strategic Progress Toward NASDAQ Uplisting

New York, NY — May 6, 2025 — IQSTEL Inc. (OTC: IQSTD), a global telecommunications and technology company, today announced its preliminary first quarter 2025 financial results, delivering strong double-digit growth in revenue and a 40% increase in gross profit, reflecting continued improvements toward achieving profitability. These results reinforce the company’s commitment to long-term value creation through strategic initiatives, including its planned NASDAQ uplisting and acquisition-driven growth strategy.

The company has a successful track record of improving year over year across key operational financial metrics—including revenue, gross profit, EBITDA, assets, among others—while growing at a gigantic pace of 96% year-over-year. This performance demonstrates consistent execution and the scalability of its business model.

Preliminary Q1 2025 Financial Highlights

• Net Revenue: $57.6 million, a 12% increase from $51.4 million in Q1 2024

• Gross Profit: $1.93 million, a 40% increase from $1.38 million in Q1 2024

• Gross Margin: Improved to 3.36%, a 25% increase from 2.68% in Q1 2024

• Adjusted EBITDA (Telecom Division): $593,604

Q4 2024 Revenue Reference: $98.8 million, highlighting the company’s strong momentum heading into 2025. Historically, IQSTEL’s second-half performance has significantly outpaced the first half, reinforcing confidence in continued growth.

Strategic Path to NASDAQ Uplisting

The company recently executed a reverse stock split as a necessary technical step to meet NASDAQ Capital Market listing requirements. Management believes the uplisting initiative will significantly enhance IQSTEL’s visibility, investor access, and long-term valuation potential.

• The NASDAQ uplisting is positioned as a long-term value catalyst for IQSTEL. Comparable telecommunications and technology companies listed on NASDAQ and NYSE typically trade at revenue multiples starting at 1.0x, depending on factors such as growth outlook, profitability, market conditions, and industry subsector dynamics.

• IQSTEL is currently trading at just 0.07x revenue, highlighting a significant disconnect from typical market benchmarks and signaling a compelling revaluation opportunity as the company continues to scale.

• Internal analysis shows that telecom and tech companies with annual revenues exceeding $1 billion generally achieve market capitalizations over $1 billion, except in cases involving financial distress, stagnant growth, or temporary market corrections.

This insight strongly reinforces the company’s decision to uplist to NASDAQ. Management believes IQSTEL deserves to be measured on the same basis as its industry peers—particularly as it remains on track to achieve its $1 billion revenue target. Even under conservative assumptions, such a shift in valuation approach could lead to a transformational improvement in shareholder value.

The Real Value of Our Business Platform

IQSTEL’s business platform is the result of years of sustained effort, technological development, and commercial trust-building. Establishing this platform required securing interconnection agreements with the largest telecommunications networks worldwide—a process that is highly complex, resource-intensive, and not easily replicated.

Once these technical interconnections are in place, the real value emerges through the cultivation of strong, long-term business relationships. IQSTEL has successfully built a global network of trusted customers and vendors, exchanging hundreds of millions of dollars annually. This level of commercial reliability and mutual trust has created a resilient and strategically valuable operating ecosystem.

Maintaining and growing this platform demands:

• Robust technological infrastructure

• A highly skilled telecom and engineering team

• Deep industry knowledge and consistent execution over time

As a result, IQSTEL has built a stable and scalable business model. With the platform firmly in place, the company is now leveraging it to offer high-tech, high-margin products—including AI-powered tools, fintech services, and cybersecurity solutions—through its existing global customer base.

Once IQSTEL becomes a NASDAQ-listed company, it will enter a new strategic tier. The company will be positioned not only for greater investor visibility and valuation efficiency, but also as a potential acquisition target for larger technology firms seeking immediate access to a global business platform and long-standing commercial relationships—assets that would otherwise take years and significant capital to replicate.

Executive Commentary

“We are very pleased with our Q1 performance. Our business platform continues to demonstrate robust revenue generation, along with steady improvements toward profitability,” said Leandro Iglesias, CEO of IQSTEL. “The consistent growth in gross profit and margin reflects our commitment to enhancing the quality of our operations and reinforcing a solid foundation for scalable, high-margin expansion.”

A Vision for Scalable Growth

IQSTEL remains focused on executing its strategic roadmap to reach $1 billion in annual revenue by 2027. With a diversified portfolio spanning telecom, AI, fintech, and cybersecurity, operations in over 20 countries, and a team of 100 highly motivated and committed professionals, the company is strongly positioned to scale both revenue and improvements toward profitability in the years ahead.

About IQSTEL Inc.

IQSTEL Inc. (OTCQX: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, Fintech, Artificial Intelligence (AI), and Cybersecurity. Operating in 21 countries, IQSTEL delivers high-value, high-margin services to its extensive global customer base. IQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.iqstel.com

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@iqstel.com